EXHIBIT 21 -- SUBSIDIARIES OF THE COMPANY


  The following are subsidiaries of the Company, as set forth below:

                                             State of Incorporation
Name                                         Ownership
----                                         ---------

AI Liquidating Corp..                        Delaware
                                             Wholly-owned subsidairy
                                             of the Company

Recticon Enterprises, Inc.
  Pennsylvania                               Wholly-owned subsidiary
                                             of the Company